News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Second Quarter 2024 Financial Results
Reaffirms Full Year 2024 Earnings Guidance

Long Beach, Calif, July 24, 2024 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported second quarter 2024 GAAP earnings per diluted share of $5.17 and adjusted earnings per diluted share of $5.86. Financial results are summarized below:

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023

(In millions, except per-share results)
Premium Revenue	$9,446	$8,042	$18,950	$15,927
Total Revenue	$9,880	$8,327	$19,811	$16,476

GAAP:
Net Income	$301	$309	$602	$630
EPS – Diluted	$5.17	$5.35	$10.33	$10.87
Medical Care Ratio (MCR)	88.6%	87.5%	88.6%	87.3%
G&A Ratio	7.0%	7.4%	7.1%	7.3%
After-tax Margin	3.0%	3.7%	3.0%	3.8%

Adjusted:
Net Income	$341	$327	$675	$664
EPS – Diluted	$5.86	$5.65	$11.59	$11.45
G&A Ratio	6.9%	7.4%	7.0%	7.3%
After-tax Margin	3.5%	3.9%	3.4%	4.0%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of June 30, 2024, the Company served approximately 5.6 million members, an increase of 8% compared to June 30, 2023.
•Premium revenue was approximately $9.4 billion for the second quarter of 2024, an increase of 17% year over year.
•GAAP net income was $5.17 per diluted share for the second quarter of 2024, a decrease of 3% year over year.
•Adjusted net income was $5.86 per diluted share for the second quarter of 2024, an increase of 4% year over year.
•The Company reaffirmed its full year 2024 guidance with expected premium revenue of approximately $38 billion and adjusted earnings of at least $23.50 per diluted share.

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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
“We are pleased with our performance in the quarter as our flagship Medicaid business continues to perform well along with strong contributions from both our Medicare and Marketplace businesses,” said Joseph Zubretsky, President and Chief Executive Officer. “We have successfully navigated the unprecedented redetermination process, and these highly attractive businesses provide the foundation for near and long-term sustainable profitable growth.”

Premium Revenue
Premium revenue was approximately $9.4 billion for the second quarter of 2024, an increase of 17% year over year. The higher premium revenue reflects new contract wins, acquisitions, and growth in our current footprint, partially offset by the impact of Medicaid redeterminations.

Net Income
GAAP net income for the second quarter of 2024 was $5.17 per diluted share, a decrease of 3% year over year. Adjusted net income for the second quarter of 2024 was $5.86 per diluted share, an increase of 4% year over year.

Medical Care Ratio (MCR)
•The consolidated MCR for the second quarter of 2024 was 88.6% and reflects continued focus on managing medical costs.
•The Medicaid MCR for the second quarter of 2024 was 90.8%. Within that result, approximately 70 basis points were due to a one-time, retroactive premium adjustment related to the prior year. “New store” Medicaid plans increased the reported MCR by approximately 80 basis points. Excluding the one-time item and new stores, the Medicaid MCR was approximately 89.3% and modestly higher than the Company’s long-term expectations due to redetermination-related acuity shifts.
•The Medicare MCR for the second quarter of 2024 was 84.9%, better than the Company’s expectations, and reflects favorable risk adjustment results, and benefit adjustments implemented for 2024.
•The Marketplace MCR for the second quarter of 2024 was 71.6%, better than the Company’s expectations, and reflects the Company’s favorable risk adjustment results.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the second quarter of 2024 were 7.0% and 6.9%, respectively.

Balance Sheet
Cash and investments at the parent company were $235 million as of June 30, 2024 compared to $742 million as of December 31, 2023.
Days in claims payable at June 30, 2024 was 50.

Cash Flow
Operating cash flow for the six months ended June 30, 2024 was a use of $5 million, compared to $1,403 million for the six months ended June 30, 2023. The decrease in cash flow for the period year-over-year was driven mainly by the net impact of timing differences in government receivables and payables, including Medicare and Medicaid prepayments, risk corridor settlement activity, and timing differences in receipts and payments of provider payables.

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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
2024 Guidance
Premium revenue for the full year is expected to be approximately $38 billion, an increase of approximately 17% from the full year 2023.
The Company reaffirms its full year adjusted earnings per diluted share in 2024 to be at least $23.50, representing approximately 13% growth over the full year 2023. The Medicaid pressure experienced in the second quarter of 2024 is expected to be offset by higher net investment income and the extension of Virginia and Florida contracts in the second half of the year. The Company’s known rate adjustments in the second half of the year are expected to largely offset higher expected trend in the second half of the year.

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s second quarter results at 8:00 a.m. Eastern Time on Thursday, July 25, 2024. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 8508329. A telephonic replay of the conference call will be available through Thursday, August 1, 2024, by dialing (877) 344-7529 and entering confirmation number 5266367. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding our business and financial performance, 2024 guidance and long-term targets, expected headwinds, normal and off-cycle Medicaid rate adjustments, and management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2023, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended June 30, 2024, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 24, 2024, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$9,446	$8,042	$18,950	$15,927
Premium tax revenue	298	169	595	341
Investment income	115	97	223	168
Other revenue	21	19	43	40
Total revenue	9,880	8,327	19,811	16,476
Operating expenses:
Medical care costs	8,368	7,038	16,782	13,909
General and administrative expenses	691	618	1,402	1,209
Premium tax expenses	298	169	595	341
Depreciation and amortization	46	42	91	86
Other	43	17	81	33
Total operating expenses	9,446	7,884	18,951	15,578
Operating income	434	443	860	898
Interest expense	28	27	55	55
Income before income tax expense	406	416	805	843
Income tax expense	105	107	203	213
Net income	$301	$309	$602	$630

Net income per share – Diluted	$5.17	$5.35	$10.33	$10.87

Diluted weighted average shares outstanding	58.2	57.9	58.3	58.0

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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,354	$4,848
Investments	4,347	4,259
Receivables	3,231	3,104
Prepaid expenses and other current assets	399	331
Total current assets	12,331	12,542
Property, equipment, and capitalized software, net	305	270
Goodwill and intangible assets, net	1,913	1,449
Restricted investments	268	261
Deferred income taxes, net	232	227
Other assets	136	143
Total assets	$15,185	$14,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,577	$4,204
Amounts due government agencies	2,273	2,294
Accounts payable, accrued liabilities and other	973	1,252
Deferred revenue	13	418
Total current liabilities	7,836	8,168
Long-term debt	2,181	2,180
Finance lease liabilities	203	205
Other long-term liabilities	122	124
Total liabilities	10,342	10,677
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 59 million shares at June 30, 2024, and 58 million at December 31, 2023	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	439	410
Accumulated other comprehensive loss	(85)	(82)
Retained earnings	4,489	3,887
Total stockholders’ equity	4,843	4,215
Total liabilities and stockholders’ equity	$15,185	$14,892

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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2024	2023

	(In millions)
Operating activities:
Net income	$602	$630
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	91	86
Deferred income taxes	21	(4)
Share-based compensation	68	55
Other, net	4	5
Changes in operating assets and liabilities:
Receivables	(5)	(83)
Prepaid expenses and other current assets	16	6
Medical claims and benefits payable	(48)	149
Amounts due government agencies	(43)	510
Accounts payable, accrued liabilities and other	(307)	(208)
Deferred revenue	(405)	55
Income taxes	1	202
Net cash (used in) provided by operating activities	(5)	1,403
Investing activities:
Purchases of investments	(594)	(924)
Proceeds from sales and maturities of investments	506	546
Net cash paid in business combinations	(295)	—
Purchases of property, equipment, and capitalized software	(54)	(63)
Other, net	2	2
Net cash used in investing activities	(435)	(439)
Financing activities:
Common stock withheld to settle employee tax obligations	(56)	(59)
Other, net	6	4
Net cash used in financing activities	(50)	(55)
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(490)	909
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,908	4,048
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,418	$4,957

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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	June 30,	December 31,	June 30,
	2024	2023	2023
Ending Membership by Segment:
Medicaid	4,942,000	4,542,000	4,741,000
Medicare	251,000	172,000	166,000
Marketplace	386,000	281,000	269,000
Total	5,579,000	4,995,000	5,176,000

	Three Months Ended June 30,
	2024			2023
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$7,378	$683	90.8%	$6,485	$756	88.3%
Medicare	1,441	217	84.9	1,044	113	89.2
Marketplace	627	178	71.6	513	135	73.7
Consolidated	$9,446	$1,078	88.6%	$8,042	$1,004	87.5%

	Six Months Ended June 30,
	2024			2023
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$14,870	$1,458	90.2%	$12,834	$1,490	88.4%
Medicare	2,883	380	86.8	2,090	239	88.6
Marketplace	1,197	330	72.4	1,003	289	71.2
Consolidated	$18,950	$2,168	88.6%	$15,927	$2,018	87.3%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Six Months Ended
	June 30,
	2024	2023

	Unaudited
Medical claims and benefits payable, beginning balance	$4,204	$3,528
Components of medical care costs related to:
Current year	17,301	14,180
Prior year	(519)	(271)
Total medical care costs	16,782	13,909
Payments for medical care costs related to:
Current year	13,429	11,166
Prior year	3,161	2,650
Total paid	16,590	13,816
Acquired balances, net of post-acquisition adjustments	421	—
Change in non-risk and other payables	(240)	56
Medical claims and benefits payable, ending balance	$4,577	$3,677

Days in Claims Payable (1)	50	47

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$301	$5.17	$309	$5.35	$602	$10.33	$630	$10.87
Adjustments:
Amortization of intangible assets	$21	$0.36	$22	$0.36	$41	$0.71	$43	$0.73
Acquisition-related expenses (1)	18	0.31	2	0.03	35	0.60	2	0.03
Other (2)	14	0.24	—	—	20	0.35	—	—
Subtotal, adjustments	53	0.91	24	0.39	96	1.66	45	0.76
Income tax effect	(13)	(0.22)	(6)	(0.09)	(23)	(0.40)	(11)	(0.18)
Adjustments, net of tax	40	0.69	18	0.30	73	1.26	34	0.58
Adjusted net income	$341	$5.86	$327	$5.65	$675	$11.59	$664	$11.45

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The six months ended June 30, 2024 includes non-recurring litigation costs and one-time termination benefits.
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Molina Healthcare, Inc. Reports Second Quarter 2024 Financial Results

July 24, 2024
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2024 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$1,256	$21.62
Adjustments:
Amortization of intangible assets	83	1.42
Acquisition-related expenses	44	0.75
Other	20	0.35
Subtotal, adjustments	147	2.52
Income tax effect (1)	(38)	(0.64)
Adjustments, net of tax	109	1.88
Adjusted net income	$1,365	$23.50

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.9%.
(2)Computations assume approximately 58.1 million diluted weighted average shares outstanding.
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